UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2022

BED BATH & BEYOND INC.

(Exact name of Registrant as Specified in Its Charter)

New York	0-20214	11-2250488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Liberty Avenue

Union, New Jersey 07083

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (908) 688-0888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

The Exchange Offers and the Consent Solicitations

On October 18, 2022, Bed Bath & Beyond Inc. (the “Company”) issued a press release announcing that it commenced offers to exchange (the “Exchange Offers”) any and all of its outstanding:

(i) 3.749% Senior Notes due 2024 (the “2024 Notes”) for new 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 (the “New Second Lien Non-Convertible Notes”) and/or new 8.821% Senior Second Lien Secured Convertible Notes due 2027 (the “New Second Lien Convertible Notes”), at the option of the holder of the 2024 Notes;

(ii) 4.915% Senior Notes due 2034 (the “2034 Notes”) for new 12.000% Senior Third Lien Secured Convertible Notes due 2029 (the “New Third Lien Convertible Notes” and, together with the New Second Lien Non-Convertible Notes and the New Second Lien Convertible Notes, the “New Notes”); and

(iii) 5.165% Senior Notes due 2044 (the “2044 Notes” and, collectively with the 2024 Notes and the 2034 notes, the “Old Notes”) for New Third Lien Convertible Notes,

in each case upon the terms and subject to the conditions set forth in the Registration Statement on Form S-4 (including a prospectus and consent solicitation statement forming a part thereof, the “Prospectus”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 18, 2022 (the “Registration Statement”). In connection with the Exchange Offers, the Company is also soliciting consents to amend the indenture governing the Old Notes (the “Consent Solicitations”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Exchange Offers and the Consent Solicitations, and subject to the terms and conditions set forth in the Prospectus, in exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) at any time at or prior to 11:59 p.m., New York City time, on November 15, 2022, unless extended or earlier terminated (such date and time as may be extended in accordance with the Prospectus, the “Expiration Time”) and accepted by the Company, participating holders will receive the consideration identified in the Prospectus (the “Exchange Consideration”) and summarized in the chart below.

Title of Old Notes to be Tendered	CUSIP Number	Outstanding Principal Amount	Early Participation Payment (per $1,000 principal amount of Old Notes Tendered) (1)	Exchange Consideration for Tender of Old Notes and Delivery of Consent (per $1,000 principal amount of Old Notes Tendered)(2)(3)(4)
3.749% Senior Unsecured Notes due 2024	075896 AA8	$284,391,000	$15 principal amount of 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 Or $15 principal amount of 8.821% Senior Second Lien Secured Convertible Notes due 2027	$1,000 principal amount of 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027(5) Or $410 principal amount of 8.821% Senior Second Lien Secured Convertible Notes due 2027

4.915% Senior Unsecured Notes due 2034	075896 AB6	$225,000,000	$7.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029	$217.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029

5.165% Senior Unsecured Notes due 2044	075896 AC4	$675,010,000	$7.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029	$217.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029

(1)

In addition to the applicable Exchange Consideration, holders of Old Notes will receive the applicable Early Participation Payment in the form of additional New Notes per each $1,000 principal amount of the specified series of Old Notes validly tendered at or prior 5:00 p.m., New York City time, on October 31, 2022 (such time and date with respect to each of the Exchange Offers, as the same may be extended, the “Early Participation Time”) and not validly withdrawn.

(2)	Exchange Consideration per $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) at or prior to the applicable Expiration Time.
(3)	Excludes accrued and unpaid interest to but not including the date of settlement of each Exchange Offer, which will be paid in addition to the applicable Exchange Consideration.
(4)

Assuming full participation in the Exchange Offers, the maximum aggregate principal amount of New Notes that could be issued is (A) if all holders of 2024 Notes exchange their 2024 Notes for New Second Lien Non-Convertible Notes, $284.4 million in aggregate principal amount of New Second Lien Non-Convertible Notes (or $288.7 million in aggregate principal amount of New Second Lien Non-Convertible Notes, assuming full participation in the Exchange Offers at or prior to the Early Participation Time), or if all holders of 2024 Notes exchange their 2024 Notes for New Second Lien Convertible Notes, $116.6 million in aggregate principal amount of New Second Lien Convertible Notes (or $120.9 million in aggregate principal amount of New Second Lien Convertible Notes, assuming full participation in the Exchange Offers at or prior to the Early Participation Time), or if all holders of 2024 Notes exchange their 2024 Notes for a combination of New Second Lien Non-Convertible Notes and New Second Lien Convertible Notes (whether at or prior to the Early Participation Time or after the Early Participation Time and at or prior to the Expiration Time), an aggregate principal amount of New Second Lien Non-Convertible Notes and New Second Lien Convertible Notes not exceeding the foregoing principal amounts, and (B) $195.8 million in aggregate principal amount of New Third Lien Convertible Notes (or $202.5 million in aggregate principal amount of New Third Lien Convertible Notes, assuming full participation in the Exchange Offers at or prior to the Early Participation Time).

(5)

On or after the first anniversary of the issue date of the New Second Lien Non-Convertible Notes (which we expect to be on November 18, 2023), we may redeem for cash all or a portion of the New Second Lien Non-Convertible Notes at a redemption price equal to 40% of the principal amount of the New Second Lien Non-Convertible Notes to be redeemed, together with accrued and unpaid interest to, but excluding, the redemption date.

In conjunction with the Exchange Offers, the Company is conducting the Consent Solicitations to obtain consents from holders of each series of Old Notes (“Consents”) to certain proposed amendments to the indenture governing the Old Notes (the “Old Notes Indenture”) to, among other things, (i) eliminate the restrictive covenants in the Old Notes Indenture concerning (a) the repurchase of Old Notes in the event of a change in control of the Company, (b) limitations on liens and (c) limitations on sale and leaseback transactions and (ii) increase the percentage of outstanding notes necessary to accelerate payment upon an event of default (the “Proposed Amendments”). Holders of Old Notes that tender such Old Notes will be deemed to have given Consent to the Proposed Amendments with respect to the Old Notes. To adopt the Proposed Amendments related to a series of Old Notes, the Company must receive Consents from holders representing a majority of the outstanding principal amount of such series of Old Notes (the “Old Notes Requisite Consents”). If the Old Notes Requisite Consents are delivered with respect to any series of Old Notes, a supplemental indenture, giving effect to the Proposed Amendments with respect to the applicable Old Notes, will be executed promptly following the receipt of the Old Notes Requisite Consents, but in no event prior to the Withdrawal Deadline (as defined in the Prospectus).

The effectiveness of the Consent Solicitations are subject to the receipt of the Old Notes Requisite Consents for each series of Old Notes being tendered.

The completion of the Exchange Offers and the Consent Solicitations is subject to, and conditioned upon, the satisfaction or waiver of certain conditions, including, among other things, (i) the Registration Statement having been declared effective by the SEC on or prior to the Expiration Time and remaining effective on the Settlement Date (as defined in the Prospectus) (which condition cannot be waived), (ii) that the conversion price of the New Second Lien Convertible Notes and the New Third Lien Convertible Notes is at or above the Minimum Price (as defined in the Prospectus), and (iii) the absence of any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Old Notes.

The Company will pay a soliciting broker fee equal to $2.50 for each $1,000 principal amount of Old Notes validly tendered for exchange and not validly withdrawn under the Exchange Offers to soliciting retail brokers for holders holding less than $1,000,000 in aggregate principal amount of the Old Notes that are appropriately designated by their clients to receive this fee.

The Exchange Offers and the Consent Solicitations are being made only by and pursuant to the terms and subject to the conditions set forth in the Registration Statement, including the Prospectus, and the information summarized herein is qualified by reference to such Prospectus and the Registration Statement.

Certain Disclosures Regarding the Company

The Risk Factors section that is included in the Registration Statement is attached as Exhibit 99.2 to this Form 8-K and incorporated by reference herein. The risk factors are not an offer to buy or sell or the solicitation of an offer to sell with respect to any securities.

Additional Exhibits to be Filed with the Commission

The Company’s filing of its Amendment dated August 31, 2022 to the Amended and Restated Credit Agreement, dated as of August 9, 2021, among the Company, certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and Sixth Street Specialty Lending, Inc. as FILO agent and the lenders party thereto (the “Amended and Restated Credit Agreement Amendment”) as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended August 27, 2022, inadvertently omitted Annex A to the Amended and Restated Credit Agreement Amendment. The Amended and Restated Credit Agreement Amendment, including Annex A thereto, is listed in Item 9.01 as Exhibit 4.1 and is thereby filed with the Commission.

Forward-looking statements

This Current Report on Form 8-K (including Exhibit 99.1 hereto) contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this Form 8-K and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including our ability to successfully consummate the Exchange Offers and Consent Solicitations. Readers are strongly encouraged to read the full cautionary statements contained in the Company’s filings with the SEC, including the risk factors set forth in the Registration Statement. The Company disclaims any obligation to update or revise any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Amendment dated August 31, 2022 to Amended and Restated Credit Agreement, dated as of August 9, 2021, among the Company, certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and Sixth Street Specialty Lending, Inc. as FILO agent and the lenders party thereto

99.1	Press Release issued by the Company on October 18, 2022, related to the Exchange Offers and Consent Solicitations

99.2	Certain Disclosures Regarding the Company

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.

Date: October 18, 2022	By:	/s/ Laura Crossen
Laura Crossen
Interim Chief Financial Officer